EXHIBIT 4.2

SHARES

NUMBER

C-

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 24380G 104

DEEP SPACE ACQUISITION CORP. I

CLASS A COMMON STOCK

THIS CERTIFIES THAT                is the owner of                 fully paid and non-assessable shares of Class A common stock, par value $0.0001 per share (the “Common Stock”), of Deep Space Acquisition Corp. I, a Delaware corporation (the “Company”), transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will provide the holders of the outstanding shares of Common Stock with the opportunity to redeem all or a portion of their shares of Common Stock if it is unable to complete a business combination within the time period set forth in the Company’s amended and restated certificate of incorporation, as the same may be amended from time to time, all as more fully described in the Company’s final prospectus dated                        , 2022.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

Witness the facsimile signature of a duly authorized signatory of the Company.

Authorized Signatory	Transfer Agent

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DEEP SPACE ACQUISITION CORP. I

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of equity or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s Amended and Restated Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	— as tenants in common — as tenants by the entireties — as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT	Custodian (Cust) (Minor) ________________ _________ (State)

Additional abbreviations may also be used though not in the above list.

For value received,                         hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

                           shares of Common Stock represented by the within Certificate, and hereby irrevocably constitutes and appoints

Attorney to transfer the said shares of Common Stock on the books of the within named Company with full power of substitution in the premises.

Dated

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE).

As more fully described in, and subject to the terms and conditions described in, the Company’s final prospectus for its initial public offering dated      , 2022, the holder(s) of this certificate shall be entitled to receive a pro rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering only in the event that (i) the Company redeems the shares of Common Stock sold in the Company’s initial public offering and liquidates because it does not consummate an initial business combination by the date set forth (the “Last Date”) in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time (the “Charter”), (ii) the Company redeems the shares of Common Stock sold in its initial public offering properly submitted in connection with a stockholder vote to amend the Charter to modify the substance or timing of the Company’s obligation to redeem 100% of the Common Stock if it does not consummate an initial business combination by the Last Date or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective shares of Common Stock in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks stockholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

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